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                                                                   Exhibit 23.2


                      CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement pertaining to the Consulting Services & Fee Agreement, of our report dated March 10, 1998 with respect to the consolidated financial statements of USAT Talks.com, Inc., formerly known as SBB, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                       Crouch, Bierwolf & Chisholm


Salt Lake City, Utah
December 30, 1998